                       SkyWay Communications Holding Corp.
                    Announces In-Flight $100,000 Advertising
                   Package with Major Central/Western Florida
                         Cadillac Automotive Dealership

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CLEARWATER, Fla.--(PRIMEZONE)-October 9, 2003 - SkyWay Communications Holding
Corp. (OTCBB: SWYC - News), its wholly owned subsidiary, Sky Way Aircraft Inc., and Central/Western Florida luxury automobile dealerships of Cadillac announces their new Southeast Airlines 12 week In-Flight advertising contract valued at
$100,000. The contract is scheduled to commence Spring 2004.

As previously announced in the original press release of August 29, 2003, SkyWay and Southeast Airlines signed an in-flight services contract whereby SkyWay would provide a wide variety of in-flight services to Southeast Airlines. A significant part of these services were the advertising of local Tampa Bay,
Orlando and other businesses and info-commercials that would be tailored to specific destinations of the Southeast Airlines flight schedule. The contract provides for advertising coverage on Southeast Airlines scheduled flights, for a period of 12 weeks, between St. Petersburg, Ft. Lauderdale, Orlando Fl.,
Allentown, Pa, Newburg, NY, and Newark, NJ. The services provided under the
Southeast Airlines' contract would also include, on a reoccurring basis, a percentage of the revenue generated by advertising and other in-flight service usage, which would be available to Southeast Airlines.

According to Brent Kovar, President of SkyWay Communications Holding Corp, "The
St. Petersburg/Tampa Fl. business community is ready for new and innovative advertising and SkyWay is preparing the way to provide this attention and recognition for our local businesses."

About Sky Way Aircraft, Inc.
Sky Way Aircraft, Inc. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment.. Sky
Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way
Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:
Brent Kovar, President (727) 535 8211     OR     www.skywayaircraftsecurity.com